Exhibit 99.5

Eastern Bank

Full Conversion Transaction

TABLE OF CONTENTS

Exhibit 99.5
Stock Order Form
401(k) Plan Stock Information Form
401(k) Plan Stock Information Electronic Form.

Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only

SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike, Suite 100 Florham Park, NJ 07932 Call us toll-free, at 1-(877) -	BATCH # ORDER # CATEGORY #
REC’D O C

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 2:00 p.m., Eastern Time, on __________, 2020. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to Eastern Bank’s branch office located at                 ,                 , Massachusetts. Hand delivered stock order forms will only be accepted at this location. We will not accept Stock Order Forms at our other offices. Do not mail Stock Order Forms to Eastern Bank. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	x $10.00 =	$ .00

Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 200,000 ($2,000,000). See Stock Order Form Instructions for more information regarding maximum number of shares.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
Enclosed is a personal check, bank check or money order payable to Eastern Bankshares, Inc. in the amount of:		$ .00
Cash and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Eastern Bank line of credit checks may not be remitted as payment.

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Eastern Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at Eastern Bank and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

For Internal Use Only	Eastern Bank Deposit Account Number	Withdrawal Amount(s)

$ .00
$ .00
$ .00
	Total Withdrawal Amount	$ .00

ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

Subscription Offering. Check the first box that applies, to the purchaser(s) listed in Section 9:

a.    Depositors of Eastern Bank with aggregate balances of at least $50 at the close of business on March 29, 2019.

b.    Depositors of Eastern Bank with aggregate balances of at least $50 at the close of business on March 31, 2020.

c.    Employees, officers, directors, trustees and corporators of Eastern Bank, Eastern Bank Corporation or Eastern Insurance Group LLC who are not eligible in (a) or (b) above.

CommunityOffering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.    You reside in the Massachusetts or New Hampshire cities and towns listed on the reverse side of this form.

e.    You are placing an order in the Community Offering, but (d) above does not apply.

If you checked box (a) or (b) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

	Account Title (Name(s) on Account)	Eastern Bank Deposit Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are an Eastern Bank, Eastern Bank Corporation, Eastern Insurance Group LLC or Eastern Bankshares, Inc.:
Director Trustee Officer Employee Corporator Immediate family member

(7) MAXIMUM PURCHASER IDENTIFICATION

   Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

   Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you, your associates or by persons acting in concert with you. (This Section 8, including definitions used herein, is continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your statement of ownership, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:

Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone #

City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)

I understand that, to be effective, this form, properly completed, together with full payment, must be received by 2:00 p.m., Eastern Time, on __________, 2020, otherwise this form and all subscription rights will be void. (this item 10 continued on side 2 and 3 of this form)

Â ORDER NOT VALID UNLESS SIGNED Á

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(1 of 3)

STOCK ORDER FORM – SIDE 2

(5) PURCHASER INFORMATION/COMMUNITY OFFERING (continued from front of Stock Order Form)

(d) natural persons, and trusts of natural persons, residing in the following cities and towns:

Massachusetts

Abington, Acton, Acushnet, Amesbury, Andover, Arlington, Avon, Barnstable, Bedford, Belmont, Berkley, Beverly, Billerica, Boston, Bourne, Boxford, Braintree, Bridgewater, Brockton, Brookline, Burlington, Cambridge, Canton, Carlisle, Carver, Chelmsford, Chelsea, Cohasset, Danvers, Dedham, Dighton, Dover, Dracut, Dunstable, Duxbury, East Bridgewater, Easton, Essex, Everett, Fairhaven, Falmouth, Foxborough, Framingham, Freetown, Georgetown, Gloucester, Groton, Groveland, Halifax, Hamilton, Hanover, Hanson, Haverhill, Hingham, Holbrook, Hull, Ipswich, Kingston, Lakeville, Lawrence, Lexington, Lincoln, Littleton, Lowell, Lynn, Lynnfield, Malden, Manchester-by-the-Sea, Mansfield, Marblehead, Marion, Marshfield, Mashpee, Mattapoisett, Medford, Melrose, Merrimac, Methuen, Middleborough, Middleton, Milton, Nahant, Natick, Needham, Newbury, Newburyport, Newton, North Andover, North Reading, Norton, Norwell, Norwood, Peabody, Pembroke, Pepperell, Plymouth, Plympton, Quincy, Randolph, Raynham, Reading, Rehoboth, Revere, Rochester, Rockland, Rockport, Rowley, Salem, Salisbury, Sandwich, Saugus, Scituate, Sharon, Sherborn, Somerville, Stoneham, Stoughton, Swampscott, Taunton, Tewksbury, Topsfield, Tyngsborough, Wakefield, Walpole, Waltham, Wareham, Watertown, Wayland, Wellesley, Wenham, West Bridgewater, West Newbury, Westford, Weston, Westwood, Weymouth, Whitman, Wilmington, Winchester, Winthrop, Woburn and Yarmouth.

New Hampshire

Amherst, Atkinson, Auburn, Barrington, Bedford, Boscawen, Bow, Brentwood, Candia, Canterbury, Chester, Chichester, Concord, Danville, Derry, Dover, Durham, East Kingston, Epping, Exeter, Fremont, Goffstown, Hampstead, Hampton, Hampton Falls, Hollis, Hooksett, Hopkinton, Hudson, Kensington, Kingston, Lee, Litchfield, Londonderry, Loudon, Madbury, Manchester, Merrimack, Nashua, New Boston, New Castle, Newfields, Newington, Newmarket, Newton, North Hampton, Pelham, Pembroke, Plaistow, Portsmouth, Raymond, Rochester, Rollinsford, Rye, Salem, Sandown, Seabrook, Somersworth, South Hampton, Stratham, Webster, Warner and Windham.

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)

any corporation or organization, other than Eastern Bank, Eastern Bank Corporation or Eastern Bankshares, Inc. or a majority-owned subsidiary of any of these entities, of which the person is an officer, partner or, directly or indirectly, 10% beneficial shareholder;

(2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(3)

any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director, trustee or officer of Eastern Bank, Eastern Bank Corporation or Eastern Bankshares, Inc. Associates of these individuals regardless of whether they share the same households includes any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. This also includes adoptive relationships.

Acting in concert – The term “acting in concert” means:

(1)

persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

Persons who have the same address, whether or not related, will be deemed to be acting in concert unless we determine otherwise. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons or companies who file jointly a Schedule 13D or Schedule 13G with any regulatory agency will be deemed to be acting in concert.

Our directors and trustees are not treated as associates of each other solely because of their membership on the boards of directors or trustees.

Please see the Prospectus section entitled “The Conversion and Offering – Plan of Distribution – Additional Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by Eastern Bankshares, Inc., this Stock Order Form may not be modified or canceled without Eastern Bankshares, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $2,000,000 in all categories of the offering combined, for any person or entity, together with any associates or persons acting in concert with such person or entity, as set forth in the Plan of Conversion and the Prospectus dated                 , 2020.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System and/or the Massachusetts Commissioner of Banks.

I further certify that, before subscribing for shares of the common stock of Eastern Bankshares, Inc., I received the Prospectus dated                 , 2020, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Eastern Bankshares, Inc. in the “Risk Factors” section, beginning on page     . Risks include, but are not limited to the following.

Risks Related to Covid-19 Pandemic and Associated Economic Slowdown

1.

The Covid-19 pandemic and governmental and private sector action in response are having a material adverse effect on the global, national and local economies, and on our business, financial condition, results of operations and cash flows.

2.

It is premature to assess whether the Massachusetts plan to permit the gradual reopening of “brick-and-mortar premises” of businesses and organizations will create conditions likely lead to a meaningful and rapid increase in economic activity while avoiding a resurgence of Covid-19.

3.

Customary means to collect nonperforming assets may be prohibited or impractical during the Covid-19 pandemic, and there is a risk that collateral securing a nonperforming asset may deteriorate if we choose not to, or are unable to, foreclose on collateral on a timely basis.

4.

As a result of the dramatic decline in cash flow that many of our commercial and commercial real estate borrowers have experienced as a result of the Covid-19 recession, many of those borrowers have been and will likely continue to seek payment deferments on their indebtedness.

5.	We expect a significant increase in credit costs in 2020 due to the Covid-19 recession.
6.

The Federal Open Market Committee’s reduction in the target range for the federal funds rate to between 0.0% and 0.25% in March 2020 to help mitigate the effects of the Covid-19 recession will likely have an adverse effect on our 2020 operating results.

7.	We anticipate the Covid-19 recession will have other adverse effects on our operating results for the year ending December 31, 2020 and possibly beyond.
8.

We may experience additional expense and reputational risk arising out of our origination of PPP loans if one or more companies, individuals or public officials allege that we acted unfairly in connection with PPP lending, including by choosing not to process certain PPP applications or in favoring our customers over other eligible PPP borrowers.

9.

An important element of our business strategy is to pursue growth in our core businesses, and it may be challenging for us to grow our core business while the Covid-19 pandemic and associated recession continue or if the recovery from the Covid-19 recession is slow or unpredictable.

Risks Related to Our Business and Our Industry Generally

10.	Changes in interest rates may have an adverse effect on our profitability.
11.	If our allowance for loan losses is insufficient to cover actual loan losses, our earnings and capital could decrease.
12.	The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in the local economy.
13.

We are a community bank and our ability to manage reputational risk is critical to attracting and maintaining customers, investors and employees and to the success of our business and the failure to do so may materially adversely affect our performance.

14.	We face continuing and growing security risks to our information base, including the information we maintain relating to our customers.

continued	to side 3

    (2 of 3)

STOCK ORDER FORM – SIDE 3

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front and side 2 of Stock Order Form)

Risks Related to Our Business and Our Industry Generally (continued)

15.	We rely on third party vendors, which could expose Eastern Bank to additional cybersecurity risks.
16.	Industry competition may adversely affect our degree of success.
17.	We may not be able to successfully execute our strategic plan or achieve our performance targets.
18.

Our business strategy includes projected growth in our core businesses, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

19.

We could fail to attract, retain or motivate highly skilled and qualified personnel, including our senior management, other key employees or members of our Board, which could impair our ability to successfully execute our strategic plan and otherwise adversely affect our business.

20.	To the extent that we acquire other companies, our business may be negatively impacted by certain risks inherent with such acquisitions.
21.	The fair value of Eastern Bank’s investments could decline.
22.	Commercial loans, including those secured by commercial real estate, are generally riskier than other types of loans and constitute a significant portion of our loan and lease portfolio.
23.	We are subject to environmental liability risk associated with lending activities
24.	Our business may be adversely affected by credit risks associated with residential property.
25.

A portion of our loan portfolio consists of loan participations, which may have a higher risk of loss than loans we originate because we are not the lead lender and we have limited control over credit monitoring.

26.	Hedging against interest rate exposure may adversely affect our earnings.
27.	New lines of business or new products and services may subject us to additional risks.
28.	We may be required to write down goodwill and other acquisition-related identifiable intangible assets.
29.	We may need to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high.
30.	We face significant legal risks, both from regulatory investigations and proceedings and from private actions brought against us.
31.	The loss of deposits or a change in deposit mix could increase our cost of funding and our funding sources may prove insufficient to replace deposits at maturity and support our future growth.
32.

Deterioration in the performance or financial position of the Federal Home Loan Bank of Boston might restrict the Federal Home Loan Bank of Boston’s ability to meet the funding needs of its members, cause a suspension of its dividend, and cause its stock to be determined to be impaired.

33.	We may not be able to successfully implement future information technology system enhancements, which could adversely affect our business operations and profitability.
34.	We rely on other companies to provide key components of our business infrastructure.
35.	Operational risks are inherent in our businesses.
36.	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
37.	Our internal controls, procedures and policies may fail or be circumvented.
38.	Rising sea levels projected for the coastal regions of Massachusetts and New Hampshire could adversely affect our business.
39.	Societal responses to climate change could adversely affect our business and performance, including indirectly through impacts on our customers.
40.	We maintain a significant investment in projects that generate tax credits, which we may not be able to fully utilize, or, if utilized, may be subject to recapture or restructuring.
41.	We depend on the accuracy and completeness of information about clients and counterparties.
42.	We may not be able to successfully manage our intellectual property and may be subject to infringement claims.
43.	Our business may be adversely affected by conditions in the financial markets and by economic conditions generally.
44.	Climate change, natural disasters, public health crises, geopolitical developments, acts of terrorism and other external events could harm our business.
45.	Changes in accounting standards can be difficult to predict and can materially impact how we record and report our financial condition and results of operations.
46.	We may be required to increase our allowance for credit losses as a result of changes to an accounting standard.
47.	Changes to and replacement of the LIBOR Benchmark Interest Rate may adversely affect our business, financial condition, and results of operations.
48.	The financial weakness of other financial institutions could adversely affect us.
49.	Market changes may adversely affect demand for our services and impact results of operations.
50.	Changes in the equity markets could materially affect the level of assets under management and the demand for fee-based services.
51.	Conditions in the insurance market could adversely affect our earnings.
52.	Eastern Insurance Group LLC’s business model could become outdated as insurance carriers offer products directly to consumers.

Risks Related to Regulations

53.	Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.
54.	Our business is highly regulated, which could limit or restrict our activities and impose financial requirements or limitations on the conduct of our business.
55.	We are subject to capital and liquidity standards that require banks and bank holding companies to maintain more and higher quality capital and greater liquidity than has historically been the case.
56.

We are subject to numerous laws designed to protect consumers, including the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to a wide variety of sanctions.

57.	We may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations.
58.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
59.	An increase in FDIC insurance assessments could significantly increase our expenses.
60.	Laws and regulations regarding privacy and data protection could have a material impact on our results of operations.
61.	Changes in tax laws and regulations and differences in interpretation of tax laws and regulations may adversely affect our financial statements and our operating results.
62.	We may be unable to disclose some restrictions or limitations on our operations imposed by our regulators.
63.	We could be required to act as a “source of strength” to our banking subsidiaries, which would have a material adverse effect on our business, financial condition and results of operations.

Risks Related to the Offering

64.	The future price of the shares of common stock may be less than the $10.00 purchase price per share in the offering.
65.	The market price and trading volume of our common stock may be volatile.
66.	Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance.
67.	The donation to the Eastern Bank Charitable Foundation will dilute your ownership interest and adversely affect net income in 2020
68.	Our donation to the Eastern Bank Charitable Foundation may not be tax deductible, which could reduce our profits.
69.	Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.
70.	We are subject to environmental, social and governance risks that could adversely affect our reputation and the trading price of our common stock.
71.	Our stock-based benefit plans will increase our expenses and reduce our income.
72.	The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.
73.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

74.	Fulfilling our public company financial reporting and other regulatory obligations and transitioning to a public company will be expensive and time consuming and may strain our resources.
75.	Various factors may make takeover attempts more difficult to achieve.
76.	The market price of our stock value may be negatively affected by applicable regulations that restrict stock repurchases by Eastern Bankshares, Inc.
77.	You may not revoke your decision to purchase shares of Eastern Bankshares, Inc. common stock in the subscription or community offerings after you send us your order.
78.	The distribution of subscription rights could have adverse income tax consequences.
79.

We are an emerging growth company, and because we elect to comply only with the reduced reporting and disclosure requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

80.	There is no prior public market for our common stock, and one may not develop.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

(3 of 3)

    John and Jane Depositor

    123 Marathon Road #26.2

    Boston, MA 12345-6789

Deadline for this Purchase is                     , 2020 by 2:00 pm Eastern Time

401(k) Plan Stock Information Form For purchase of common stock in Eastern Bankshares, Inc. Must be received no later than XX:00 p.m., Eastern Time on [DATE], 2020	Eastern Bank 401(k) Plan Return Form To:	SUBMIT THIS FORM AFTER YOU HAVE MADE YOUR STOCK PURCHASE ELECTION THROUGH EMPOWER RETIREMENT
	Jennifer Porter, SVP Total Rewards & HR Operations Director Eastern Bank 195 Market Street, EP5-02 Lynn, Massachusetts 01901	FAILURE TO BOTH MAKE YOUR STOCK PURCHASE ELECTION AND RETURN YOUR 401(K) PLAN STOCK INFORMATION FORM BY THE DEADLINE WILL VOID YOUR ORDER.

(1) Employee/Participant	Soc. Sec. #	# Shares Ordered in 401(k) (if known)
Name:

(2) Purchaser Information

Subscription Offering – For highest priority, check first box that applies to you, from (a) through (c), (leave others blank), and list account(s) below, if any:

☐a.  A deposit account(s) totaling $50 or more on the close of business on March 29, 2019 (“Eligible Account Holder”).

☐b. A deposit account(s) totaling $50 or more on the close of business on March 31, 2020 (“Supplemental Eligible Account Holder”).

☐c.  If (a) or (b) does not apply. I am a current employee or director of Eastern Bank or an employee of Eastern Insurance Group, LLC (or a current corporator of Eastern Bank Corporation).

NOTE: FAILURE TO LIST ALL OF YOUR DEPOSIT ACCOUNTS IN EASTERN BANK MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS
Deposit Account Number(s)/Title	Deposit Account Number(s)/Title

Community Offering – If none of (a) through (c) above apply to you, check first of (d) or (e) below that applies to you:

☐d. A resident of any of the cities and towns in Massachusetts and New Hampshire listed on the reverse side of this form (“Community member”) (Indicate city or town of residence in #3 below).

☐e.  General Community Offering – a member of the public who is not a resident of a city or town listed on the reverse side of this form.

(3) ) City/Town of Residence	(4) Telephone Primary/ Secondary	(__ _) —	(__ _) —

(5) ☐ Associates/Acting in Concert – Check here and complete below if you or any associates or persons acting in concert with you have submitted other orders for shares described in the accompanying prospectus. List below all other orders submitted by you or your associates (as defined below).

The term “associate” of a person means:

(i) any corporation or organization (other than Eastern Bank, Eastern Bank Corporation or Eastern Bankshares, Inc. or a majority-owned subsidiary of any of those entities) of which the person is an officer, partner or, directly or indirectly, 10% beneficial shareholder;

(ii)  any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

(iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director, trustee or officer of Eastern Bank, Eastern Bankshares, Inc. or Eastern Bank Corporation.

The following relatives of directors, trustees, officers and corporators will be considered “associates” of these individuals regardless of whether they share a household with the director, trustee or officer: any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. This also includes adoptive relationships.

Please see the reverse side of this form for the definition of “acting in concert.”

Name(s) listed on stock order forms	Number of shares ordered outside 401(k) Plan

I certify that I received a copy of the Prospectus of Eastern Bankshares, Inc., which provides detailed information with respect to the offering to purchase shares of Eastern Bankshares, Inc. common stock and the Prospectus Supplement relating to the election to direct investments under the 401(k) Plan to purchase shares of Eastern Bankshares, Inc. common stock. I understand that the value of this investment will fluctuate over time and that risks are associated with this investment.

Participant Signature _________________________________________ Date ________________________

Return this Form by the due date listed above by hand delivery or regular mail to Jennifer Porter at the address above or by fax to (781) 477-1382 or by scanning and e-mailing it to 401kstockinformation_DL@easternbank.com. Alternatively, employees can complete the on-line version of this Form at 401kstockinformationform.easternbank.com.

Bank Use Only

401(k) Plan Stock Information Form

For purchase of common stock in Eastern Bankshares, Inc.

City/Town of Residence

Set forth below are the cities and towns of Massachusetts and New Hampshire that constitute the “Local Community.” If you live in one of these cities or towns, please list that city/town on the reverse side of this Form in Item (4) City/Town of Residence.

Massachusetts

Abington, Acton, Acushnet , Amesbury, Andover, Arlington, Avon, Barnstable, Bedford, Belmont, Berkley, Beverly, Billerica, Boston, Bourne, Boxford, Braintree, Bridgewater, Brockton, Brookline, Burlington, Cambridge, Canton, Carlisle, Carver, Chelmsford, Chelsea, Cohasset, Danvers, Dedham, Dighton, Dover, Dracut, Dunstable, Duxbury, East Bridgewater, Easton, Essex, Everett, Fairhaven, Falmouth, Foxborough, Framingham, Freetown, Georgetown, Gloucester, Groton, Groveland, Halifax, Hamilton, Hanover, Hanson, Haverhill, Hingham, Holbrook, Hull, Ipswich, Kingston, Lakeville, Lawrence, Lexington, Lincoln, Littleton, Lowell, Lynn, Lynnfield, Malden, Manchester-by-the-Sea, Mansfield, Marblehead, Marion, Marshfield, Mashpee, Mattapoisett, Medford, Melrose, Merrimac, Methuen, Middleborough, Middleton, Milton, Nahant, Natick, Needham, Newbury, Newburyport, Newton, North Andover, North Reading, Norton, Norwell, Norwood, Peabody, Pembroke, Pepperell, Plymouth, Plympton, Quincy, Randolph, Raynham, Reading, Rehoboth, Revere, Rochester, Rockland, Rockport, Rowley, Salem, Salisbury, Sandwich, Saugus, Scituate, Sharon, Sherborn, Somerville, Stoneham, Stoughton, Swampscott, Taunton, Tewksbury, Topsfield, Tyngsborough, Wakefield, Walpole, Waltham, Wareham, Watertown, Wayland, Wellesley, Wenham, West Bridgewater, West Newbury, Westford, Weston, Westwood, Weymouth, Whitman, Wilmington, Winchester, Winthrop, Woburn and Yarmouth.

New Hampshire

Amherst, Atkinson, Auburn, Barrington, Bedford, Boscawen, Bow, Brentwood, Candia, Canterbury, Chester, Chichester, Concord, Danville, Derry, Dover, Durham, East Kingston, Epping, Exeter, Fremont, Goffstown, Hampstead, Hampton, Hampton Falls, Hollis, Hooksett, Hopkinton, Hudson, Kensington, Kingston, Lee, Litchfield, Londonderry, Loudon, Madbury, Manchester, Merrimack, Nashua, New Boston, New Castle, Newfields, Newington, Newmarket, Newton, North Hampton, Pelham, Pembroke, Plaistow, Portsmouth, Raymond, Rochester, Rollinsford, Rye, Salem, Sandown, Seabrook, Somersworth, South Hampton, Stratham, Warner, Webster and Windham.

Acting in Concert Definition

The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall be made solely by Eastern Bankshares, Inc. and may be based on any evidence upon which we choose to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies; provided, however, that the determination of whether a group is acting in concert remains subject to review by the Massachusetts Commissioner of Banks. Persons who have the same address, whether or not related, will be deemed to be acting in concert unless we determine otherwise. Our directors and trustees are not treated as associates of each other solely because of their membership on the boards of directors or trustees.

Eastern Bank
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401(k) Plan Stock Information Electronic Form

For purchase of common stock in Eastern Bankshares, Inc.

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1. Full Name (First Last) *

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2. Number of Shares Ordered through Empower in 401k (if known)

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For the Subscription Offering (a and b) - List your Deposit Account(s) below.

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